UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2009

JONES LANG LASALLE INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Randolph Drive, Chicago, Illinois 60601

(Address of principal executive offices) (Zip Code)

(312) 782-5800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On June 9, 2009, Jones Lang LaSalle Incorporated issued a press release announcing its intent to conduct an offering of common stock. A copy of that press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Also on June 9, 2009, the required majority of lenders under each of the Amended and Restated Multicurrency Credit Agreement, dated as of June 6, 2007 and as amended as of June 16, 2008 and December 19, 2008 (the “Credit Agreement”), and the Term Loan Agreement, dated as of July 2, 2008 and as amended as of December 19, 2008 (the “Term Loan Agreement,” and, together with the Credit Agreement, the “Facilities”), both among Jones Lang LaSalle Finance B.V., a subsidiary of the Company, the Company and certain of its other subsidiaries, as guarantors, the banks party thereto, and Bank of Montreal, as Administrative Agent, executed a commitment letter approving amendments (the “Amendments”) to the Facilities to, among other things, (i) increase the maximum allowable Cash Flow Leverage Ratio, as defined in the Facilities, from 3.50x to 3.75x through March 2011, which will then be reduced to 3.50x for the two quarters ending September 30, 2011 and further reduced to 3.25x thereafter, (ii) permit the add-back to Adjusted EBITDA, as defined in the Facilities, of $100 million of non-cash co-investment impairment charges, any non-cash goodwill impairment charges and an additional $25 million of restructuring charges and remove the requirement that such charges be taken prior to January 1, 2010, (iii) modify the Company’s Interest Coverage Ratio, as defined in the Facilities, to include an add-back for depreciation in the calculation, (iv) add certain mandatory partial pre-payment requirements to the Term Loan Agreement if the Company’s Cash Flow Leverage Ratio exceeds 3.25x for two consecutive quarters or at the end of any fiscal year, (v) extend limitations with respect to capital expenditures, share repurchases and co-investments, (vi) restrict the Company’s ability to pay semiannual dividends above $0.15 per share through March 2011 and (vii) add a floor of 1.25% on the interest rate of the Company’s LIBOR-based borrowings.

Following execution of the approved Amendments, the Company expects its cost of borrowing to be 4.25% and the Facilities will continue to be unsecured, borrowing capacity will remain at $865 million and the maturity date will continue to be June 2012. The consummation of the Company’s offering of common stock is not conditioned upon the execution of the Amendments and vice versa. Execution of the Amendments, which the Company expects to occur by the end of the second quarter of 2009, remains subject to the negotiation of mutually satisfactory documentation and customary closing conditions.

Note: The information in this report (including the exhibit) is furnished pursuant to Item 7 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This information will not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is included with this Report:

99.1	Press Release dated June 9, 2009 issued by Jones Lang LaSalle Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES LANG LASALLE INCORPORATED

Date: June 9, 2009	By:	/s/ Lauralee E. Martin
Lauralee E. Martin
Executive Vice President, Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 9, 2009 issued by Jones Lang LaSalle Incorporated.